SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the last date set forth on the signature page hereof between ID Global Solutions Corporation a Delaware corporation (the “Company”), and the undersigned (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is conducting a private offering (the “Offering”) consisting of up to 20,000,000 shares (the “Shares”) of common stock, $0.0001 par value per share (“Common Stock”), pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder; and

WHEREAS, the Subscriber desires to purchase that number of Shares set forth on the signature page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR SHARES AND REPRESENTATIONS BY SUBSCRIBER

1.1              Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such number of Shares, and the Company agrees to sell to the Subscriber as is set forth on the signature page hereof, at a per share price equal to $0.05 per Share. The purchase price is payable by wire transfer of immediately available funds or check payable to the Company to the Company pursuant to the wire instructions set forth on Schedule 1.1.

1.2              The Subscriber recognizes that the purchase of the Shares involves a high degree of risk including, but not limited to, the following: (a) the Company has limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Shares is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Common Stock and (h) the Company is not presently current in its filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without limiting the generality of the representations set forth in Section 1.5 below, the Subscriber represents that the Subscriber has carefully reviewed the risk factors described in the Company's filings made under the Exchange Act.

1.3              The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act, as indicated by the Subscriber’s responses to the questions contained in Article VI hereof, and that the Subscriber is able to bear the economic risk of an investment in the Shares.

1.4              The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the NASDAQ, or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Shares to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.5              The Subscriber hereby acknowledges receipt and careful review of this Agreement, including all exhibits thereto, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

1.6              (a) In making the decision to invest in the Shares the Subscriber has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Shares hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Shares other than the Offering Materials.

(b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Shares by the Company (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.7              The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

1.8              The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Regulation D. The Subscriber understands that the Shares have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Shares unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.9              The Subscriber understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Shares for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Shares.

1.10          The Subscriber understands that the common stock issuable upon conversion of the Common Stock is quoted on the OTC Markets and that there is a limited market for the Common Stock. The Subscriber understands that even if a public market develops for the Common Stock, Rule 144 (“Rule 144”) promulgated under the Securities Act requires for non-affiliates, among other conditions, a holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Shares under the Securities Act or any state securities or “blue sky” laws. The Subscriber understands that the Company must be current under the 1934 Act for the Subscriber to take advantage of Rule 144. The Subscriber acknowledges that the Company is not current under the 1934 Act.

1.11          The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Shares and any shares of common stock issuable upon conversion of the Common Stock that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

1.12          The Subscriber understands that the Company will review this Agreement and is hereby given authority by the Subscriber to call Subscriber’s bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any subscription, to accept subscriptions for fractional Shares and to close the Offering to the Subscriber at any time and that the Company will issue stop transfer instructions to its transfer agent with respect to such Shares.

1.13          The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.14          The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Shares. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.15          If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.16          The Subscriber acknowledges that he, she or it are not Registered Representative of an Finra member firm or an Finra firm.

1.17          The Subscriber acknowledges that at such time, if ever, as the Shares are registered, sales of the Shares will be subject to state securities laws.

1.18          (a) The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b)               The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law; provided, that the Company may use the name of the Subscriber for any offering or in any registration statement filed.

1.19          Brokers. The Subscriber acknowledges that the Company has engaged Network 1 Financial Securities, Inc., a broker dealer registered with FINRA (“Network”), as a finder in connection with the sale of the Common Stock and Network shall be entitled to a fee equal to eight (8%) percent of the gross proceeds and shares of Common Stock of the Company equal to the aggregate principal amount of the Common Stock multiplied by eight (8%) percent, which product is divided by $0.05.

1.20          The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Shares by the Subscriber in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement (including the Confidential Investor Questionnaire contained in Article VI herein) or any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

1.21          The Subscriber acknowledges that the Company in its sole discretion may increase the number of Shares sold in this Offering from 20,000,000 Shares to 26,000,000 resulting in the Offering increasing from $1,000,000 to $1,300,000.

II.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1              Organization and Qualification. The Company and each of its Subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

2.2              Capitalization. The capitalization of the Company is as set forth on Schedule 2.2 attached hereto. The authorized, issued and outstanding capital stock of the Company is as set forth in the reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).

2.3              Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement.

2.4              Acknowledgment of Dilution. The Company understands and acknowledges the dilutive effect to the Common Stock upon the issuance of the Shares.

2.5              Bad Actor Representation. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

2.6              Shell Company Status. During the previous twelve (12) months, the Company has not been a shell as such term is defined in Rule 144(i) under the Securities Act.

2.7              Commission Documents, Financial Statements. Except for the Company’s Form 10-K Annual Report for the year ended December 31, 2015, the amended Form 8-K disclosing the financial statements for Multipay, S.A., the amended Form 8-K disclosing the financial statements for Fin Holdings, Inc., the Company's Form 10-Q for the quarter ended March 31, 2016, the Company has filed all Commission Documents.

2.8              No Material Adverse Effect. Since March 31, 2015, neither the Company, nor any Subsidiary has experienced or suffered any Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or the other Offering Materials, (ii) a material adverse effect on the business, operations, properties, or financial condition of the Company, its Subsidiaries, individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or the other Offering Materials in any material respect or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement or the other Transaction Document.

2.9              No Undisclosed Liabilities. Other than as disclosed in the Commission Documents, to the knowledge of the Company, neither the Company, nor any Subsidiary has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s and any Subsidiary’s respective businesses since September 30, 2014 and those which, individually or in the aggregate, do not have a Material Adverse Effect on the Company and any Subsidiary.

2.10          No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or any Subsidiary or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

2.11          Indebtedness. Other than as set forth on Schedule 2.11, the Financial Statements set forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company, or any Subsidiary have commitments as of the date of the Financial Statements or any subsequent period that would require disclosure. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company’s consolidated balance sheet (or the Securities thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company, nor any Subsidiary is in default with respect to any Indebtedness which, individually or in the aggregate, would have a Material Adverse Effect.

2.12          Actions Pending. Except as disclosed in the Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary (i) which questions the validity of this Agreement or any of the other Offering Materials or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto or (ii) involving any of their respective properties or assets. To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any of their respective executive officers or directors in their capacities as such.

2.13          Compliance with Law. The Company and its Subsidiaries have all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.14          Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.15          No Violation. The business of the Company and any Subsidiary is not being conducted in violation of any federal, state, local or foreign governmental laws, or rules, regulations and ordinances of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Offering Materials, or issue and sell the Common Stock in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to each closing).

2.16          No Conflicts. The execution, delivery and performance of this Agreement and the Offering Materials by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any Subsidiary is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company or any Subsidiary under any agreement or any commitment to which the Company or any Subsidiary is a party or by which the Company, or any Subsidiary is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company, or any Subsidiary are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

2.17          Taxes. Each of the Company and any Subsidiary, to the extent its applicable, has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due other than payment being contested and all additional assessments, and adequate provisions have been and are reflected in the consolidated financial statements of the Company for all current taxes and other charges to which the Company, or any Subsidiary, if any, is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state or foreign) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

2.18          Licenses. Except as otherwise set forth in the Commission Documents, the Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects in compliance therewith.

2.19          Litigation. There is no action, suit, proceeding, or investigation (including without limitation any suit, proceeding, or investigation involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers) pending or, to the best of the Company’s knowledge, currently threatened before any court, administrative agency, or other governmental body. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, or proceeding by the Company currently pending or that the Company intends to initiate.

2.20          Disclosure. The Company has fully provided each Subscriber with all the information that such Subscriber has requested for deciding whether to purchase the Common Stock and all material information that the Company believes is reasonably necessary to enable a reasonable Subscriber to make such decision. Neither this Agreement, nor any other agreements, statements or certificates made or delivered to Subscriber in connection herewith or therewith contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

2.21          Books and Records Internal Accounting Controls. Except as may have otherwise been disclosed in the Commission Documents, the books and records of the Company, and any Subsidiary accurately reflect in all material respects the information relating to the business of the Company and any Subsidiary, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company, or any Subsidiary. The Company and any Subsidiary maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

2.22          Material Agreements. Any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company and any Subsidiary is a party to, that a copy of which would be required to be filed with the SEC as an exhibit to a registration statement (collectively, the “Material Agreements”) if the Company or any Subsidiary were registering securities under the Securities Act has previously been publicly filed with the SEC in the Commission Documents. Each of the Company and any Subsidiary has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect.

2.23          Transactions with Affiliates. Except as set forth in the Financial Statements, in the Commission Documents or on Schedule 2.23, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, or any Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company or any Subsidiary, or any person owning more than 10% capital stock of the Company, or any Subsidiary, or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

2.24          Private Placement and Solicitation. Assuming the accuracy of the Subscribers’ representations and warranties set forth in Section 1, no registration under the Securities Act is required for the offer and sale of the Common Stock by the Company to the Subscribers as contemplated hereby. Based in part on the accuracy of the representations of the Subscribers in Section 1, and subject to timely applicable Form D filings pursuant to Regulation D of the Securities Act with the SEC and pursuant to applicable state securities laws, the offer, sale and issuance of the Common Stock to be issued pursuant to and in conformity with the terms of this Agreement, will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Common Stock.

2.25          Governmental Approvals. Except for the filing of any notice prior or subsequent to each closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Common Stock, or for the performance by the Company of its obligations under this Agreement and the Offering Materials.

2.26          Employees. The Company does not have a collective bargaining arrangements covering any of its employees. A list of the employment contracts, agreements regarding proprietary information, non-competition agreements, non-solicitation agreements, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company is set forth in the Commission Documents. Since March 31, 2015, no officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

2.27          Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

2.28          Intellectual Property. Each of the Company and any Subsidiary, owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, if any, and all rights with respect to the foregoing, if any, which are necessary for the conduct of their respective business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

2.29          Title to Assets. Except as set forth on Schedule 2.29, the Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefore in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties (liens referenced in subsection (i) and (ii) above are collectively referred to as "Permitted Liens"). Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

2.30          Blue Sky Laws. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Common Stock for sale to the Subscribers at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Subscriber.

2.31          Use of Proceeds. The Company shall use the proceeds from the sale of the Common Stock for working capital purposes and shall not, directly or indirectly, use such proceeds for any distribution or dividend to any shareholder of the Company.

2.32          Securities Compliance. The Company shall notify the SEC in accordance with its rules and regulations, of the transactions contemplated by this Agreement and the Offering Materials, including filing a Form D with respect to the Common Stock, as required under Regulation D and applicable “blue sky” laws if such Common Stock is offered pursuant to Rule 506 of Regulation D and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Common Stock to the Subscribers.

2.33          Liquidation. Subject to the terms of the Offering Materials, the Company covenants that it will take such further action as the Subscribers may reasonably request, all to the extent required from time to time to enable the Subscribers to sell the Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended.

2.34          Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

2.35          Intentionally left blank.

2.36          Other Agreements. The Company shall not and shall cause its Subsidiaries, enter into any agreement the terms of which would restrict or impair the ability of the Company to perform its obligations under this Agreement and the Offering Materials.

2.37          Reporting Status. So long as a Subscriber beneficially owns any of the Common Stock, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

2.38          Disclosure of Transaction. The Company shall file with the SEC, a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby and all material non-public information disclosed to the Subscribers prior to the filing as soon as practicable after each closing but in no event later than 5:30 P.M. (EDT) on the fourth Business Day following each closing. In the event that the Company is unable to disclose specific non-public information in the Form 8-K, the Company shall include such information in its Form 10-Q for the interim period during which the closing contemplated hereby occurs. “Business Day” means any day during which the NASDAQ (or other principal exchange) shall be open for trading.

2.39          Sarbanes-Oxley Act. The Company shall be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

2.40          No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the securities being offered or sold hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act.

III.	TERMS OF SUBSCRIPTION

3.1              All funds shall be submitted directly to the Company’s account identified in Schedule 1.1 hereof.

3.2              Certificates representing the Common Stock purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber within 15 business days following the closing, the timing of which is at the Company’s sole discretion, at which such purchase takes place. The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Common Stock purchased by the Subscriber pursuant to this Agreement directly to the Subscriber’s residential or business address indicated on the signature page hereto.

IV.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

4.1              The Subscriber’s obligation to purchase the Shares at the closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a)                Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such closing shall have been performed or complied with in all material respects.

(b)               No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c)                No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Shares (except as otherwise provided in this Agreement).

V.	MISCELLANEOUS

5.1              Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

if to the Company, to it at:

ID Global Solutions Corporation
160 East Brantley Drive
Longwood, FL 32779
Attention: Thomas R. Szoke
Telephone: (407) 951-8640
Facsimile:

if to the Subscriber, to the Subscriber’s address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

5.2              Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.3              Subject to the provisions of Section 5.10, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4              Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

5.5              NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE COURTS STATE OF FLORIDA IN AND FOR THE COUNTY OF SEMINOLE OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

5.6              In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

5.7              The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

5.8              It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

5.9              The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.10          This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

5.11          Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

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VI. CONFIDENTIAL	INVESTOR QUESTIONNAIRE

6.1              The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A                        The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate (excluding your principal residence), cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B                         The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C                         The undersigned is a director or executive officer of the Company which is issuing and selling the Shares.

Category D                      The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E                         The undersigned is a private business development company as defined in section 202(a) (22) of the Investment Advisors Act of 1940. (describe entity)

Category F                         The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c) (3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

Category G                        The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H                        The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

________________________________________________________________

________________________________________________________________

Category I                         The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

6.2              SUITABILITY (please answer each question)

(a)           For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

    ________________________________________________________________________________

    ________________________________________________________________________________

(b)            For an individual Subscriber, please describe any college or graduate degrees held by you:

    ________________________________________________________________________________

    ________________________________________________________________________________

(c)              For all Subscribers, please list types of prior investments:

    ________________________________________________________________________________

    ________________________________________________________________________________

(d)              For all Subscribers, please state whether you have participated in other private placements before:

YES_______ NO_______

(e) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Companies with no, or insignificant, assets and operations
Frequently
Occasionally
Never

(f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______ NO_______

(g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______ NO_______

(h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______ NO_______

(i) For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______ NO_______

(j) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______ NO_______

6.3              MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership

(b) Community Property

(c) Joint Tenant with Right of

      Survivorship (both parties

      must sign)

(d) Partnership*

(e) Tenants in Common

(f) Company*

(g) Trust*

(h) Other*

*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

6.4              The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VI and such answers have been provided under the assumption that the Company will rely on them.

6.4

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NUMBER OF SHARES _________ X $0.05 = $_________ (the “Purchase Price”)

Signature                                                           Signature (if purchasing jointly)

Name Typed or Printed                                   Name Typed or Printed

Title (if Subscriber is an Entity)                     Title (if Subscriber is an Entity)

_________________________

Entity Name (if applicable)                               Entity Name (if applicable

Address                                                               Address

City, State and Zip Code                                   City, State and Zip Code

Telephone-Business                                          Telephone-Business

Telephone-Residence                                        Telephone-Residence

Facsimile-Business                                             Facsimile-Business

Facsimile-Residence                                           Facsimile-Residence

Tax ID # or Social Security #                            Tax ID # or Social Security #

Name in which securities should be issued:

Dated: , 2016

This Subscription Agreement is agreed to and accepted as of ________________ , 2016.

ID GLOBAL SOLUTIONS CORPORATION

By:____________________________________

Name: Thomas R. Szoke

Title: Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if Securities are

being subscribed for by an entity)

I, ____________________________, am the ____________________________ of

__________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the shares of Common Stock, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 2016

_______________________________________

(Signature)

SCHEDULES TO SECURITIES PURCHASE AGREEMENT

Schedule 1.1

Account Name: ID Global Solutions Corporation

Account #: 898065076223

ABA #: 026009593

Bank: Bank of America

Address: 2601 State Road 434 W

Longwood, FL 32779 US

Schedule 2.2 Capitalization

Shares Outstanding	214,196,550
Affiliate Warrants & Options	58,550,000
Non-Affiliated Warrants & Options	1,978,622
Convertible Debentures	32,408,436
Warrants ($.05 – Convertible Debentures Raise - I)	19,580,000
Warrants ($.15 – Convertible Debentures Raise - II)	7,733,873
Warrants ($.15 – Convertible Debentures Raise - III)	1,902,001
Warrants ($.48 – Convertible Debentures Raise - IV)	2,120,000
Warrants ($.10 – Convertible Debentures Raise - V)	31,53,667
Parity Labs Stock Options	20,000,000
New Retention Based Option Grants	10,500,000
New Performance Based Option Grants	6,500,000

Fully Diluted	407,023,148

Schedule 2.11 – Indebtedness

On April 19, 2016, the Company entered into and closed Securities Purchase Agreements with several accredited investors (the "April 2016 Accredited Investors") pursuant to which the April 2016 Accredited Investors invested an aggregate of $1,550,000 into the Company in consideration of Secured Convertible Debentures and common stock purchase warrants to acquire an aggregate of 15,500,000 shares of common stock exercisable for a period of five years at an exercise price of $0.10 subject to antidilution protection, as amended. The exercise price shall be adjusted to equal the conversion price or the per share purchase price of Company's next offering in the minimum amount of $5,000,000 (the "Adjustment Price") and the number of shares of common stock issuable upon exercise of the warrants shall be adjusted to equal the consideration paid by the April 2016 Accredited Investors by the Adjustment Price. The Secured Convertible Debentures bear interest of 12% and are payable on the six (6) month anniversary of the Secured Convertible Debentures. The Secured Convertible Debentures are convertible into shares of common stock at $0.10 per share, as amended, subject to antidilution protection. The conversion price shall be adjusted to equal the Adjustment Price less a 20% discount if such Adjustment Price is less than $0.25 per share. The Secured Convertible Debentures are secured by 18,235,295 issued and outstanding shares of common stock of the Company held by certain shareholders of the Company (the "Pledgors") pursuant to stock pledge agreements entered into between the April 2016 Accredited Investors and the Pledgors. Each of the April 2016 Accredited Investors have individually agreed to restrict their ability to convert the Secured Convertible Debentures or exercise their Common Stock Purchase Warrants and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

On December 22 through December 28, 2015, the Company entered into and closed Securities Purchase Agreements with several accredited investors (the "2015 Accredited Investors") pursuant to which the 2015 Accredited Investors invested $850,000 (the "Offering") into the Company in consideration of Promissory Notes (the "Notes") and common stock purchase warrants (the "Warrants") to acquire an aggregate of 1,770,832 shares of common stock. The Warrants are exercisable for a period of five years at an exercise price of $0.48. The Notes bear interest of 12% and are payable one year from the date of issuance. The Notes are secured by pro-rata pledges of 10,000,000 issued and outstanding shares of common stock of the Company held by the Company's Chief Executive Officer, Thomas R. Szoke, pursuant to stock pledge agreements entered into between the 2015 Accredited Investors and Mr. Szoke. Prior to the maturity dates of the Notes, the 2015 Accredited Investors may elect to convert the interest accrued on the Notes into shares of common stock of the Company at a conversion rate of $0.48 per share (the “Interest Conversion Price”), provided, however, that upon the closing of the next financing following the closing of the Offering in which the Company sells shares of common stock or securities that are convertible into shares of common stock in excess of $5,000,000 (the "Subsequent Financing"), the Interest Conversion Price will be adjusted to equal such price per share or conversion price utilized in such Subsequent Financing, provided, however, that in no event will the Interest Conversion Price be increased and such adjustment to the Interest Conversion Price will be a one-time event.

On September 25, 2015 through November 5, 2015, the Company entered into and closed Securities Purchase Agreements with several accredited investors (the "2015 Accredited Investors") pursuant to which the 2015 Accredited Investors invested $1,250,000 (the "Offering") into the Company in consideration of Secured Promissory Notes (the "Notes") and common stock purchase warrants (the "Warrants") to acquire an aggregate of 8,333,338 shares of common stock. The Warrants are exercisable for a period of five years at an exercise price of $0.15. The Notes bear interest of 12% and are payable one year from the date of issuance. The Notes are secured by 100% of the Company’s interest in ID Global LATAM S.A.S., a wholly-owned Colombian subsidiary of the Company. Prior to the maturity dates of the Notes, the 2015 Accredited Investors may elect to convert the interest accrued on the Notes into shares of common stock of the Company at a conversion rate of $0.10 per share.

On September 4, 2015, ID the Company entered into a Securities Purchase Agreement with Ricky Solomon, a director of the Company, pursuant to which Mr. Solomon invested $100,000 into the Company in consideration of a Secured Promissory Note (the "Solomon Note") and a common stock purchase warrant to acquire an aggregate of 250,000 shares of common stock exercisable for a period of five years at an exercise price of $0.40. The Solomon Note bears interest of 10%, is payable on the earlier of the Company closing a financing in excess of $1,000,000 or on September 19, 2015. The Solomon Note contains standard default terms and is secured by all assets of the Company. In the event the Company defaults under the Note, the Company is required to issue Mr. Solomon an additional common stock purchase warrant to acquire 666,667 shares of common stock at $0.15 per share.

From June 25, 2015 through June 30, 2015, the Company entered into and closed Securities Purchase Agreements with several accredited investors pursuant to which the accredited investors invested $700,000 (the "First Closing") into the Company in consideration of Secured Convertible Debentures and common stock purchase warrants to acquire an aggregate of 15,400,000 shares of common stock. On July 29, 2015, the Company entered into and closed Securities Purchase Agreements with several accredited investors pursuant to which the accredited investors invested $190,000 (the "Second Closing” and together with the First Closing, the “Offering") into the Company in consideration of Secured Convertible Debentures and common stock purchase warrants to acquire an aggregate of 4,180,000 shares of common stock. The warrants are exercisable for a period of five years at an exercise price of $0.05 subject to antidilution protection.

The Secured Convertible Debentures bear interest of 10%, are payable on the earlier of the Company closing a financing in excess of $2,000,000 or one year from the date of issuance. The Secured Convertible Debentures are convertible into shares of common stock at $0.03 per share subject to antidilution protection. In the event the Secured Convertible Debentures are not paid in full by the maturity date, then the Company shall be obligated to make a monthly cash payment to the holder as liquidated damages in the amount equal to 2% of the principal and interest outstanding. The Company at its sole option may pay such liquidated damages in shares of common stock of the Company equal to the amount payable divided by the weighted average market price for the five days prior to the payment. Such liquidated damages will be paid on a monthly basis until this debenture is paid in full. The Secured Convertible Debenture is secured by all assets of the Company. Each of the accredited investors have individually agreed to restrict their ability to convert the Secured Convertible Debentures or exercise their Common Stock Purchase Warrants and receive shares of common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

On May 13, 2015, the Company entered into a Securities Purchase Agreement with two executive officers and directors of the Company, pursuant to which the affiliates invested $100,000 and $50,000, respectively, into the Company in consideration of a Secured Convertible Debenture and a common stock purchase warrant to acquire 2,727,273 and 1,363,636, respectively, shares of common stock exercisable for a period of five years at an exercise price of $0.055 subject to antidilution protection. The Secured Convertible Debentures bear interest of 10%, are payable on the earlier of the Company closing a financing in excess of $500,000 or September 15, 2015 and is convertible into shares of common stock at $0.055 per share subject to antidilution protection. In the event the Secured Convertible Debentures are not paid in full by the maturity date, then the Company shall be obligated to issues shares of common stock to the holder as liquidated damages in the amount equal to the principal and interest outstanding multiplied by .25 per month, which such product will be divided by the conversion price then in place. Such liquidated damages will be paid on a monthly basis until this debenture is paid in full. The Secured Convertible Debenture is secured by all assets of the Company.

Schedule 2.23 – Transactions with Affiliates

See the response to Schedule 2.11 above. In February 2016, the Company entered into and closed a Share Exchange Agreement with Fin Holdings, Inc. , a Florida corporation ("FIN"), and all of the FIN shareholders (the "FIN Shareholders"), pursuant to which the Company agreed to acquire 100% of the issued and outstanding shares of FIN (the "FIN Shares") and FIN's two wholly-owned subsidiaries, ID Solutions, Inc. and Cards Plus Pty Ltd. (collectively, the "Subsidiaries"), from the FIN Shareholders. In consideration for the FIN Shares, the Company issued and sold to the FIN Shareholders an aggregate of 22,500,000 shares of common stock. Mr. Douglas Solomon, a director and executive officer of the Company, was a shareholder of FIN and was party to the agreement.

Schedule 2.29 - Title to Assets

See the response to Schedule 2.11 above.